                                                                     EXHIBIT 25



                                        Securities Act of 1933 File No.
                                                                       --------
                                        (If application to determine eligibility
                                        of trustee for delayed offering pursuant
                                        to  Section 305 (b)
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                 PURSUANT TO SECTION 305(b)(2)___

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                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                   (Address of  principal executive offices)

                                     10081
                                   (Zip Code)

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  GENERAL ELECTRIC CAPITAL SERVICES INC.          GENERAL ELECTRIC COMPANY
  (Exact name of obligor as specified       (Exact name of obligor as specified
             in its charter)                           in its charter)

               DELAWARE                                  NEW YORK
(State or other jurisdiction of                 (State or other jurisdiction of
  incorporation or organization                   incorporation or organization)

             06-1109503                                 14-0689340
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

      260  LONG RIDGE ROAD                           3135 EASTON TURNPIKE
          STAMFORD, CT                                  FAIRFIELD, CT
             06927                                        06431
 (Address and telephone number of              (Address and telephone number of
  Registrant's principal executive             Registrant's principal executive
              offices)                                    offices)

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                        GUARANTEED SUBORDINATED NOTES
                       GUARANTEES OF SUBORDINATED NOTES
                     (Title of the indenture securities)
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ITEM 1.  GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Comptroller of the Currency, Washington, D.C.

                          Board of Governors of The Federal Reserve System, Washington, D. C.

         (b)     Whether it is authorized to exercise  corporate trust powers.

                          Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                 The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                 (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.
         *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12) , Registration No. 33-59209.)
         *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
         *3. --  Copies of authorizations of The Chase Manhattan Bank
                 (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit
                 T-1 (Item 12), Registration No. 2-67437).
         *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 33-28806.)
         *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act.
                 (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
          7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

         *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.
                             ___________________
                                       1.

                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 13th day of July, 1995.




                                                   THE CHASE MANHATTAN BANK
                                                   (NATIONAL ASSOCIATION)




                                                    By: /s/ MARY LEWICKI
                                                        ---------------------
                                                        Mary Lewicki
                                                        Second Vice President





                               _________________

                                                              EXHIBIT 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                                                  THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370                                         COMPTROLLER OF THE
                                                 CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES

                                                                                                          THOUSANDS
                                                 ASSETS                                                  OF DOLLARS
 Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                                $  4,264,000
     Interest-bearing balances                                                                            6,755,000
 Held to maturity securities                                                                              1,571,000
 Available-for-sale securities                                                                            4,687,000
 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold                                                                                   2,502,000
     Securities purchased under agreements to resell                                                         35,000
 Loans and lease financing receivable:
     Loans and leases, net of unearned income                                          $ 52,831,000
     LESS: Allowance for loan and lease losses                                            1,078,000
     LESS:  Allocated transfer risk reserve
                                                                                       ------------
                                                                                                  0
                                                                                       ------------
 Loans and leases, net of unearned income, allowance, and reserve                                        51,753,000
 Assets held in trading accounts                                                                         17,278,000
 Premises and fixed assets (including capitalized leases)                                                 1,785,000
 Other real estate owned                                                                                    441,000
 Investments in unconsolidated subsidiaries and associated companies                                         46,000
 Customers' liability to this bank on acceptances outstanding                                             1,077,000
 Intangible assets                                                                                          809,000
 Other assets                                                                                             6,346,000
                                                                                                        -----------
 TOTAL ASSETS                                                                                           $99,349,000
                                                                                                        ===========
     LIABILITIES
 Deposits:
     In domestic offices                                                                              $  28,080,000
       Noninterest-bearing                                                           $  10,224,000
       Interest-bearing
                                                                                               ---
                                                                                        17,856,000
                                                                                        ----------
     In foreign offices, Edge and Agreement subsidiaries, and IBFs                                       35,906,000
       Noninterest-bearing                                                              $2,695,000
       Interest-bearing                                                                        ---
                                                                                        33,211,000
                                                                                        ----------
 Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased                                                                              2,086,000
     Securities sold under agreements to repurchase                                                         158,000
 Demand notes issued to the U.S. Treasury                                                                   194,000
 Trading liabilities                                                                                     13,545,000
 Other borrowed money:
 With original maturity of one year or less                                                               2,122,000
 With original maturity of more than one year                                                               429,000
 Mortgage indebtedness and obligations under capitalized leases                                              40,000
 Bank's liability on acceptances executed and outstanding                                                 1,081,000
 Subordinated notes and debentures                                                                        2,360,000
 Other liabilities                                                                                        6,300,000
                                                                                                         ----------
 TOTAL LIABILITIES                                                                                       92,301,000
                                                                                                         ----------
 Limited-life preferred stock and related surplus                                                                 0

       EQUITY CAPITAL
 Perpetual preferred stock and related surplus                                                                    0
 Common stock                                                                                               917,000
 Surplus                                                                                                  4,666,000
 Undivided profits and capital reserves                                                                   1,552,000
 Net unrealized holding gains (losses) on available-for-sale securities                                    (98,000)
 Cumulative foreign currency translation adjustments                                                         11,000
                                                                                                       ------------
 TOTAL EQUITY CAPITAL                                                                                     7,048,000
                                                                                                       ------------
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
       AND EQUITY CAPITAL                                                                              $ 99,349,000
                                                                                                       ============

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                              (Signed) Lester J. Stephens, Jr.


We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle